                                                                   EXHIBIT 23.09

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the use in this registration statement of Homestore.com, Inc. on Form S-1 of our report dated November 22, 1999, relating to the combined financial statements of FAS-Hotline, Inc. and the Center For Mobility Resources, Inc. which appear in such registration statement. We also consent to the reference to us under the heading "Experts" in such registration statement.

/s/ PricewaterhouseCoopers LLP

Century City, California

January 24, 2000